Exhibit 99.1

Home BancShares, Inc. Announces a 13.8% Increase in First Quarter Earnings Per Share

CONWAY, Ark., April 20, 2017 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced a quarterly profit of $46.9 million for the first quarter of 2017 compared to $41.4 million, for the same quarter in 2016.  Diluted earnings per share for the first quarter of 2017 was $0.33 per share compared to $0.29 per share (split adjusted) for 2016, representing an increase of $0.04 per share or 13.8% for the first quarter of 2017 when compared to the same quarter in the prior year.  Excluding the $6.7 million of merger expenses associated with the recently completed acquisitions of Giant Holdings, Inc. (“GHI”) and The Bank of Commerce (“Commerce”) offset by $3.8 million of one-time non-taxable gain on acquisition associated with Commerce, diluted earnings per share for the first quarter of 2017 remained $0.33 per share.

“We were active on many fronts during the first quarter of 2017, and we delivered solid quarterly financial results in spite of the additional expenses associated with the recently closed acquisitions of GHI and Commerce,” said John Allison, Chairman.  “We also look forward to the completion of the merger with Stonegate Bank in Pompano Beach, Florida later this year and the opportunity to welcome them to the Home BancShares family.”

Tracy French, Centennial Bank President and Chief Executive Officer, added, “We are pleased with the first quarter’s solid financial results.  We are busy managing the growth momentum associated with our recently closed acquisitions of GHI on February 23, 2017 and Commerce on February 28, 2017.  GHI completed its systems conversion on March 24, 2017; while Commerce is due to have its systems conversion on May 12, 2017.”

“We are pleased with reporting our twenty-fourth consecutive most profitable quarter in the Company’s history, when excluding the $4.5 million of reduced provision for loan losses as a result of a significant loan recovery offset by $433,000 of merger expenses associated with the GHI and Commerce acquisitions from the fourth quarter of 2016, record net interest income for the first quarter of 2017 and improvements in our non-performing assets,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer.  “Our team continues to do an excellent job of controlling expenses.  We have been able to maintain a strong core efficiency ratio of 36.96%, even though we added nine branch locations with the GHI and Commerce transactions in the first quarter of 2017.”

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our acquisitions.  During our first quarter 2017 impairment testing, several pools were determined to have a material projected credit improvement. This projected credit improvement offset by the expected decline in accretion income from the maturing and reduction of pay-offs in the acquired loan portfolios, resulted in a net decline of recognized accretion income when compared to the fourth quarter of 2016.  Accretion yield decreased approximately $1.0 million from $8.6 million for the fourth quarter of 2016 to $7.6 million for first quarter of 2017.

Net interest margin, on a fully taxable equivalent basis, was 4.70% for the quarter just ended compared to 4.81% for the same quarter in 2016 and compared to 4.75% for the fourth quarter of 2016.  The net interest margin, excluding accretion yield was slightly increased when comparing the fourth quarter of 2016 to the first quarter of 2017 at 4.31% and 4.32%, respectively.

During the first quarter of 2017, the Company recorded a provision for loan loss of $3.9 million compared to $5.7 million in the first quarter of 2016.  For the first quarter of 2017, net charge-offs were $3.6 million compared to net charge-offs of $2.6 million for the first quarter of 2016.

The Company reported $26.5 million of non-interest income for the first quarter of 2017, compared to $19.4 million for the first quarter of 2016.  The most important components of the first quarter non-interest income were $8.9 million from other service charges and fees, $6.0 million from service charges on deposits accounts, $3.8 million from gain on acquisitions, $2.8 million from mortgage lending income, $1.8 million from other income and $1.1 million from dividends from FHLB, FRB, Bankers’ Bank & other.

Non-interest expense for the first quarter of 2017 was $55.1 million compared to $45.6 million for the first quarter of 2016.  Non-interest expense excluding merger expenses for the first quarter of 2017 was $48.4 million compared to $45.6 million for the first quarter of 2016, an increase of $2.8 million.  This increase excluding merger expenses is primarily the result of $1.7 million growth in non-interest expense related to the Centennial Commercial Finance Group (“Centennial CFG”) combined with an increase in the costs associated with asset growth from the acquisitions in the first quarter of 2017.  For the first quarter of 2017, our core efficiency ratio was 36.96% which is relatively unchanged from the 36.92% reported for first quarter of 2016.

Financial Condition

Total loans receivable were $7.85 billion at March 31, 2017 compared to $7.39 billion at December 31, 2016.  Total deposits were $7.57 billion at March 31, 2017 compared to $6.94 billion at December 31, 2016.  Total assets were $10.72 billion at March 31, 2017 compared to $9.81 billion at December 31, 2016.

During the first quarter of 2017, the Company acquired $446.3 million of loans, net of purchase accounting discounts.  From December 31, 2016 to March 31, 2017, the Company produced organic loan growth of approximately $15.7 million in addition to the acquired loans.  The legacy footprint produced $43.1 million of organic loan growth during the first quarter of 2017 while Centennial CFG experienced significant payoffs during the first quarter of 2017 resulting in a decline of $27.4 million.  Centennial CFG had loans of $1.08 billion at March 31, 2017.

Non-performing loans at March 31, 2017 are $26.1 million, $33.0 million, $74,000 and zero in the Arkansas, Florida, Alabama and Centennial CFG markets, respectively, for a total of $59.2 million.  Non-performing loans as a percent of total loans were 0.75% as of March 31, 2017 compared to 0.85% as of December 31, 2016.  Non-performing assets at March 31, 2017 are $35.6 million, $39.8 million, $1.1 million and zero in the Arkansas, Florida and Alabama and Centennial CFG markets, respectively, for a total of $76.5 million.  Non-performing assets as a percent of total assets were 0.71% as of March 31, 2017 compared to 0.81% as of December 31, 2016.

The Company’s allowance for loan losses was $80.3 million at March 31, 2017, or 1.02% of total loans, compared to $80.0 million, or 1.08% of total loans, at December 31, 2016.  This decrease is primarily the result of acquiring $446.3 million of loans which do not have an associated allowance for loan losses as a result of purchase accounting.  As of March 31, 2017 and December 31, 2016, the Company’s allowance for loan losses was 136% and 127% of its total non-performing loans, respectively.

Stockholders’ equity was $1.44 billion at March 31, 2017 compared to $1.33 billion at December 31, 2016, an increase of $114.1 million.  Book value per common share was $10.05 at March 31, 2017 compared to $9.45 at December 31, 2016.  Tangible book value per common share was $6.96 at March 31, 2017 compared to $6.63 at December 31, 2016 for an annualized increase of 20.2%.

Branches

In an effort to achieve efficiencies primarily from our acquisitions, during the first quarter, the Company closed one branch in Davie, Florida.  During the second quarter the Company has plans to close one branch in Sarasota, Florida and two branches in Ft. Lauderdale, Florida.  During the second quarter of 2017, the Company has plans to open a branch location in Clearwater, Florida and a loan production office in Los Angeles under the management of Centennial CFG.  The Company currently has 76 branches in Arkansas, 68 branches in Florida, 6 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 20, 2017.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10103407.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10103407, which will be available until April 27, 2017 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures, including earnings excluding non-fundamental items, return on average assets excluding intangible amortization, return on average assets excluding non-fundamental items, return on average common equity excluding intangible amortization, core efficiency ratio, non-GAAP net interest margin, tangible book value per common share, and the tangible common equity to tangible assets ratio, to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant non-fundamental items or non-recurring transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2017	2016	2016	2016	2016

ASSETS

Cash and due from banks	$163,662	$123,758	$123,126	$136,632	$115,206
Interest-bearing deposits with other banks	253,427	92,891	173,034	48,762	42,866
Cash and cash equivalents	417,089	216,649	296,160	185,394	158,072
Federal funds sold	1,700	1,550	1,850	525	7,050
Investment securities - available-for-sale	1,250,590	1,072,920	1,233,269	1,221,778	1,207,773
Investment securities - held-to-maturity	276,599	284,176	275,544	287,725	299,050
Loans receivable	7,849,645	7,387,699	7,112,291	7,022,156	6,852,212
Allowance for loan losses	(80,311)	(80,002)	(76,370)	(74,341)	(72,306)
Loans receivable, net	7,769,334	7,307,697	7,035,921	6,947,815	6,779,906
Bank premises and equipment, net	212,813	205,301	208,137	207,932	210,764
Foreclosed assets held for sale	17,315	15,951	17,053	17,778	20,202
Cash value of life insurance	97,223	86,491	86,230	85,889	85,538
Accrued interest receivable	32,413	30,838	29,398	28,548	28,833
Deferred tax asset, net	67,063	61,298	56,435	61,613	69,564
Goodwill	420,941	377,983	377,983	377,983	377,983
Core deposit and other intangibles	21,885	18,311	19,073	19,835	20,597
Other assets	132,503	129,300	127,185	139,311	132,119
Total assets	$10,717,468	$9,808,465	$9,764,238	$9,582,126	$9,397,451

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$1,862,996	$1,695,184	$1,717,467	$1,645,472	$1,562,565
Savings and interest-bearing transaction accounts	4,274,194	3,963,241	3,792,229	3,678,546	3,602,868
Time deposits	1,430,017	1,284,002	1,330,597	1,388,930	1,412,086
Total deposits	7,567,207	6,942,427	6,840,293	6,712,948	6,577,519
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	123,793	121,290	109,350	111,072	121,906
FHLB and other borrowed funds	1,455,040	1,305,198	1,420,369	1,380,889	1,336,233
Accrued interest payable and other liabilities	69,125	51,234	37,382	51,476	73,185
Subordinated debentures	60,735	60,826	60,826	60,826	60,826
Total liabilities	9,275,900	8,480,975	8,468,220	8,317,211	8,169,669

Stockholders' equity
Common stock	1,434	1,405	1,405	1,404	702
Capital surplus	948,982	869,737	866,310	863,560	862,827
Retained earnings	490,142	455,948	419,999	389,014	357,788
Accumulated other comprehensive income	1,010	400	8,304	10,937	6,465
Total stockholders' equity	1,441,568	1,327,490	1,296,018	1,264,915	1,227,782
Total liabilities and stockholders' equity	$10,717,468	$9,808,465	$9,764,238	$9,582,126	$9,397,451

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2017	2016	2016	2016	2016	2017	2016

Interest income
Loans	$105,762	$103,113	$102,953	$100,415	$96,913	$105,762	$96,913
Investment securities
Taxable	5,478	5,068	5,583	5,145	5,450	5,478	5,450
Tax-exempt	2,944	3,059	2,720	2,823	2,815	2,944	2,815
Deposits - other banks	308	146	117	106	102	308	102
Federal funds sold	2	2	2	1	4	2	4

Total interest income	114,494	111,388	111,375	108,490	105,284	114,494	105,284

Interest expense
Interest on deposits	5,486	4,398	4,040	3,854	3,634	5,486	3,634
Federal funds purchased	-	-	-	1	1	-	1
FHLB borrowed funds	3,589	3,201	3,139	3,074	3,070	3,589	3,070
Securities sold under agreements to repurchase	165	153	142	134	145	165	145
Subordinated debentures	439	429	401	386	377	439	377

Total interest expense	9,679	8,181	7,722	7,449	7,227	9,679	7,227

Net interest income	104,815	103,207	103,653	101,041	98,057	104,815	98,057
Provision for loan losses	3,914	1,703	5,536	5,692	5,677	3,914	5,677
Net interest income after provision for loan losses	100,901	101,504	98,117	95,349	92,380	100,901	92,380

Non-interest income
Service charges on deposit accounts	5,982	6,442	6,527	6,151	5,929	5,982	5,929
Other service charges and fees	8,917	7,611	7,504	7,968	7,117	8,917	7,117
Trust fees	456	329	365	359	404	456	404
Mortgage lending income	2,791	4,123	3,932	3,481	2,863	2,791	2,863
Insurance commissions	545	488	534	617	657	545	657
Increase in cash value of life insurance	310	320	344	353	395	310	395
Dividends from FHLB, FRB, Bankers' Bank & other	1,149	944	808	719	620	1,149	620
Gain on acquisitions	3,807	-	-	-	-	3,807	-
Gain on sale of SBA loans	188	645	364	79	-	188	-
Gain (loss) on sale of branches, equipment and other assets, net	(56)	(1)	(86)	840	(53)	(56)	(53)
Gain (loss) on OREO, net	121	159	132	(941)	96	121	96
Gain (loss) on securities, net	423	644	-	15	10	423	10
FDIC indemnification accretion/(amortization), net	-	-	-	(410)	(362)	-	(362)
Other income	1,837	2,124	1,590	2,541	1,761	1,837	1,761

Total non-interest income	26,470	23,828	22,014	21,772	19,437	26,470	19,437

Non-interest expense
Salaries and employee benefits	27,421	26,944	25,623	25,437	23,958	27,421	23,958
Occupancy and equipment	6,681	6,281	6,668	6,509	6,671	6,681	6,671
Data processing expense	2,723	2,278	2,791	2,766	2,664	2,723	2,664
Other operating expenses	18,316	11,991	15,944	12,875	12,355	18,316	12,355

Total non-interest expense	55,141	47,494	51,026	47,587	45,648	55,141	45,648

Income before income taxes	72,230	77,838	69,105	69,534	66,169	72,230	66,169
Income tax expense	25,374	29,248	25,485	26,025	24,742	25,374	24,742
Net income	$46,856	$48,590	$43,620	$43,509	$41,427	$46,856	$41,427

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(Dollars and shares in thousands, except per share data)	2017	2016	2016	2016	2016	2017	2016

PER SHARE DATA

Diluted earnings per common share	$0.33	$0.35	$0.31	$0.31	$0.29	$0.33	$0.29
Diluted earnings per common share excluding gain on acquisitions, merger expenses, reduced provision for loan losses as a result of a significant loan recovery & FDIC loss share buy-out expense (non-GAAP)(1)	0.33	0.33	0.33	0.31	0.29	0.33	0.29
Basic earnings per common share	0.33	0.35	0.31	0.31	0.30	0.33	0.30
Dividends per share - common	0.0900	0.0900	0.0900	0.0875	0.0750	0.0900	0.0750
Book value per common share	10.05	9.45	9.22	9.01	8.75	10.05	8.75
Tangible book value per common share (non-GAAP)(1)	6.96	6.63	6.40	6.18	5.91	6.96	5.91

STOCK INFORMATION

Average common shares outstanding	141,785	140,465	140,436	140,382	140,390	141,785	140,390
Average diluted shares outstanding	142,492	140,781	140,703	140,608	140,687	142,492	140,687
End of period common shares outstanding	143,442	140,472	140,490	140,382	140,380	143,442	140,380

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.86%	1.98%	1.81%	1.83%	1.79%	1.86%	1.79%
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.96%	2.08%	1.91%	1.93%	1.89%	1.96%	1.89%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, gain on acquisitions, reduced provision for loan losses as a result of a significant loan recovery, loss on FDIC loss share buyout and income taxes (Core ROA) (non-GAAP)(1)	3.31%	3.23%	3.43%	3.33%	3.27%	3.31%	3.27%
Return on average common equity	13.85%	14.79%	13.62%	14.11%	13.77%	13.85%	13.77%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	20.08%	21.45%	20.01%	21.01%	20.79%	20.08%	20.79%
Efficiency ratio	40.76%	36.19%	39.41%	37.52%	37.50%	40.76%	37.50%
Core efficiency ratio (non-GAAP)(1)	36.96%	35.97%	36.51%	36.84%	36.92%	36.96%	36.92%
Net interest margin - FTE	4.70%	4.75%	4.86%	4.83%	4.81%	4.70%	4.81%
Fully taxable equivalent adjustment	$2,011	$2,108	$1,869	$1,974	$1,973	$2,011	$1,973
Total revenue	140,964	135,216	133,389	130,262	124,721	140,964	124,721

OTHER OPERATING EXPENSES

Advertising	$698	$910	$866	$733	$823	$698	$823
Merger and acquisition expenses	6,727	433	-	-	-	6,727	-
FDIC loss share buy-out expense	-	-	3,849	-	-	-	-
Amortization of intangibles	804	762	762	763	845	804	845
Electronic banking expense	1,519	1,621	1,428	1,237	1,456	1,519	1,456
Directors' fees	313	294	292	289	275	313	275
Due from bank service charges	420	393	319	337	305	420	305
FDIC and state assessment	1,288	1,097	1,502	1,446	1,446	1,288	1,446
Insurance	578	563	553	544	533	578	533
Legal and accounting	627	442	583	658	523	627	523
Other professional fees	1,153	943	1,137	1,044	925	1,153	925
Operating supplies	467	466	437	419	436	467	436
Postage	286	269	269	260	286	286	286
Telephone	324	360	449	455	487	324	487
Other expense	3,112	3,438	3,498	4,690	4,015	3,112	4,015

Total other operating expenses	$18,316	$11,991	$15,944	$12,875	$12,355	$18,316	$12,355

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2017	2016	2016	2016	2016

BALANCE SHEET RATIOS

Total loans to total deposits	103.73%	106.41%	103.98%	104.61%	104.18%
Common equity to assets	13.45%	13.53%	13.27%	13.20%	13.07%
Tangible common equity to tangible assets (non-GAAP)(1)	9.72%	9.89%	9.60%	9.44%	9.21%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$3,462,773	$3,153,121	$2,954,618	$2,884,162	$2,889,927
Construction/land development	1,217,519	1,135,843	1,065,204	1,068,544	977,800
Agricultural	79,940	77,736	77,556	78,535	75,763
Residential real estate loans
Residential 1-4 family	1,493,133	1,356,136	1,264,384	1,262,416	1,202,323
Multifamily residential	404,815	340,926	328,089	395,352	438,100
Total real estate	6,658,180	6,063,762	5,689,851	5,689,009	5,583,913
Consumer	41,893	41,745	42,487	48,933	50,090
Commercial and industrial	1,013,403	1,123,213	1,225,043	1,130,776	1,070,553
Agricultural	69,307	74,673	73,413	69,666	63,482
Other	66,862	84,306	81,497	83,772	84,174
Loans receivable	$7,849,645	$7,387,699	$7,112,291	$7,022,156	$6,852,212
	-	-	-	-	-
Discount for credit losses on purchased loans	$104,464	$100,148	$108,017	$120,910	$142,223
Purchased loans, net of discount for credit losses on purchased loans	1,375,210	1,125,599	1,368,305	1,597,903	1,991,357

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$80,002	$76,370	$74,341	$72,306	$69,224
Loans charged off	4,706	4,836	4,351	4,367	3,947
Recoveries of loans previously charged off	1,101	6,765	844	710	1,352
Net loans (recovered)/charged off	3,605	(1,929)	3,507	3,657	2,595
Provision for loan losses	3,914	1,703	5,536	5,692	5,677
Balance, end of period	$80,311	$80,002	$76,370	$74,341	$72,306
	-	-	-	-	-
Net (recoveries) charge-offs to average total loans	0.19%	-0.11%	0.20%	0.21%	0.16%
Allowance for loan losses to total loans	1.02%	1.08%	1.07%	1.06%	1.06%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$43,810	$47,182	$39,353	$36,660	$33,409
Loans past due 90 days or more	15,388	15,942	20,737	22,998	25,144
Total non-performing loans	59,198	63,124	60,090	59,658	58,553
Other non-performing assets
Foreclosed assets held for sale, net	17,315	15,951	17,053	17,778	20,202
Other non-performing assets	3	3	-	-	-
Total other non-performing assets	17,318	15,954	17,053	17,778	20,202
Total non-performing assets	$76,516	$79,078	$77,143	$77,436	$78,755

Allowance for loan losses for loans to non-performing loans	135.67%	126.74%	127.09%	124.61%	123.49%
Non-performing loans to total loans	0.75%	0.85%	0.84%	0.85%	0.85%
Non-performing assets to total assets	0.71%	0.81%	0.79%	0.81%	0.84%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2017			December 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$170,500	$308	0.73%	$135,276	$146	0.43%
Federal funds sold	1,182	2	0.69%	1,374	2	0.58%
Investment securities - taxable	1,110,166	5,478	2.00%	1,121,012	5,068	1.80%
Investment securities - non-taxable - FTE	347,085	4,786	5.59%	349,175	4,982	5.68%
Loans receivable - FTE	7,585,565	105,931	5.66%	7,217,631	103,298	5.69%
Total interest-earning assets	9,214,498	116,505	5.13%	8,824,468	113,496	5.12%
Non-earning assets	984,346			952,680
Total assets	$10,198,844			$9,777,148

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$4,138,813	$3,377	0.33%	$3,877,152	$2,551	0.26%
Time deposits	1,357,300	2,109	0.63%	1,303,182	1,847	0.56%
Total interest-bearing deposits	5,496,113	5,486	0.40%	5,180,334	4,398	0.34%
Federal funds purchased	-	-	0.00%	86	-	0.00%
Securities sold under agreement to repurchase	124,094	165	0.54%	119,413	153	0.51%
FHLB borrowed funds	1,373,217	3,589	1.06%	1,377,017	3,201	0.92%
Subordinated debentures	60,819	439	2.93%	60,826	429	2.81%
Total interest-bearing liabilities	7,054,243	9,679	0.56%	6,737,676	8,181	0.48%
Non-interest bearing liabilities
Non-interest bearing deposits	1,716,452			1,686,214
Other liabilities	56,419			46,687
Total liabilities	8,827,114			8,470,577
Shareholders' equity	1,371,730			1,306,571
Total liabilities and shareholders' equity	$10,198,844			$9,777,148
Net interest spread			4.57%			4.64%
Net interest income and margin - FTE		$106,826	4.70%		$105,315	4.75%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2017			March 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$170,500	$308	0.73%	$113,831	$102	0.36%
Federal funds sold	1,182	2	0.69%	3,049	4	0.53%
Investment securities - taxable	1,110,166	5,478	2.00%	1,177,595	5,450	1.86%
Investment securities - non-taxable - FTE	347,085	4,786	5.59%	338,988	4,598	5.46%
Loans receivable - FTE	7,585,565	105,931	5.66%	6,729,060	97,103	5.80%
Total interest-earning assets	9,214,498	116,505	5.13%	8,362,523	107,257	5.16%
Non-earning assets	984,346			968,099
Total assets	$10,198,844			$9,330,622

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$4,138,813	$3,377	0.33%	$3,593,914	$2,018	0.23%
Time deposits	1,357,300	2,109	0.63%	1,393,591	1,616	0.47%
Total interest-bearing deposits	5,496,113	5,486	0.40%	4,987,505	3,634	0.29%
Federal funds purchased	-	-	0.00%	610	1	0.66%
Securities sold under agreement to repurchase	124,094	165	0.54%	128,897	145	0.45%
FHLB borrowed funds	1,373,217	3,589	1.06%	1,368,457	3,070	0.90%
Subordinated debentures	60,819	439	2.93%	60,826	377	2.49%
Total interest-bearing liabilities	7,054,243	9,679	0.56%	6,546,295	7,227	0.44%
Non-interest bearing liabilities
Non-interest bearing deposits	1,716,452			1,514,169
Other liabilities	56,419			59,891
Total liabilities	8,827,114			8,120,355
Shareholders' equity	1,371,730			1,210,267
Total liabilities and shareholders' equity	$10,198,844			$9,330,622
Net interest spread			4.57%			4.72%
Net interest income and margin - FTE		$106,826	4.70%		$100,030	4.81%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(Dollars and shares in thousands, except per share data)	2017	2016	2016	2016	2016	2017	2016

EARNINGS EXCLUDING NON-FUNDAMENTAL ITEMS

GAAP net income available to common shareholders (A)	$46,856	$48,590	$43,620	$43,509	$41,427	$46,856	$41,427
Non-fundamental items
Gain on acquisitions	(3,807)	-	-	-	-	(3,807)	-
Merger and acquisition expenses	6,727	433	-	-	-	6,727	-
FDIC loss share buy-out expense	-	-	3,849	-	-	-	-
Reduced provision for loan losses as a result of a significant loan recovery	-	(4,457)	-	-	-	-	-
Total non-fundamental items	2,920	(4,024)	3,849	-	-	2,920	-
Tax-effect of non-fundamental items(2)	2,382	(1,578)	1,510	-	-	2,382	-
Non-fundamental items after-tax (B)	538	(2,446)	2,339	-	-	538	-
Earnings excluding non-fundamental items (C)	$47,394	$46,144	$45,959	$43,509	$41,427	$47,394	$41,427

Average diluted shares outstanding (D)	142,492	140,781	140,703	140,608	140,687	142,492	140,687

GAAP diluted earnings per share: A/D	$0.33	$0.35	$0.31	$0.31	$0.29	$0.33	$0.29
Non-fundamental items after-tax: B/D	-	(0.02)	0.02	-	-	-	-
Diluted earnings per common share excluding gain on acquisitions, merger expenses, reduced provision for loan losses as a result of a significant loan recovery & FDIC loss share buy-out expense: C/D	$0.33	$0.33	$0.33	$0.31	$0.29	$0.33	$0.29
	-	-	-	-	-	-	-

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: A/G	1.86%	1.98%	1.81%	1.83%	1.79%	1.86%	1.79%
Return on average assets excluding intangible amortization: (A+C)/(G-H)	1.96%	2.08%	1.91%	1.93%	1.89%	1.96%	1.89%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, gain on acquisitions, reduced provision for loan losses as a result of a significant loan recovery, loss on FDIC loss share buyout and income taxes (Core ROA): (A+B+D+E+F)/(G-H)	3.31%	3.23%	3.43%	3.33%	3.27%	3.31%	3.27%

GAAP net income available to common shareholders (A)	$46,856	$48,590	$43,620	$43,509	$41,427	$46,856	$41,427
Amortization of intangibles (B)	804	762	762	763	845	804	845
Amortization of intangibles after-tax (C)	489	463	463	464	514	489	514
Provision for loan losses (D)	3,914	1,703	5,536	5,692	5,677	3,914	5,677
Total non-fundamental items (E)	2,920	(4,024)	3,849	-	-	2,920	-
Income tax expense (F)	25,374	29,248	25,485	26,025	24,742	25,374	24,742
Average assets (G)	10,198,844	9,777,148	9,602,363	9,562,624	9,330,622	10,198,844	9,330,622
Average goodwill, core deposits & other intangible assets (H)	415,699	396,662	397,429	398,184	398,978	415,699	398,978

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: A/C	13.85%	14.79%	13.62%	14.11%	13.77%	13.85%	13.77%
Return on average tangible common equity excluding intangible amortization: (A+B)/(C-D)	20.08%	21.45%	20.01%	21.01%	20.79%	20.08%	20.79%

GAAP net income available to common shareholders (A)	$46,856	$48,590	$43,620	$43,509	$41,427	$46,856	$41,427
Amortization of intangibles after-tax (B)	489	463	463	464	514	489	514
Average common equity (C)	1,371,730	1,306,571	1,274,077	1,240,080	1,210,267	1,371,730	1,210,267
Average goodwill, core deposits & other intangible assets (D)	415,699	396,662	397,429	398,184	398,978	415,699	398,978

(2) Effective tax rate of 39.225%, adjusted for non-taxable gain on acquisition and non-deductible merger-related costs.

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(Dollars and shares in thousands, except per share data)	2017	2016	2016	2016	2016	2017	2016

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	40.76%	36.19%	39.41%	37.52%	37.50%	40.76%	37.50%
Core efficiency ratio: ((C-E-G)/(A+B+D-F))	36.96%	35.97%	36.51%	36.84%	36.92%	36.96%	36.92%
	-	-	-	-	-	-	-
Net interest income (A)	$104,815	$103,207	$103,653	$101,041	$98,057	$104,815	$98,057
Non-interest income (B)	26,470	23,828	22,014	21,772	19,437	26,470	19,437
Non-interest expense (C)	55,141	47,494	51,026	47,587	45,648	55,141	45,648
Fully taxable equivalent adjustment (D)	2,011	2,108	1,869	1,974	1,973	2,011	1,973
Amortization of intangibles (E)	804	762	762	763	845	804	845

Non-fundamental items:
Non-interest income:
Gain on acquisition	$3,807	$-	$-	$-	$-	$3,807	$-
Gain (loss) on OREO	121	159	132	(941)	96	121	96
Gain (loss) on SBA	188	645	364	79	-	188	-
Gain on sale of branches, equipment & other assets, net	(56)	(1)	(86)	840	(53)	(56)	(53)
Gain (loss) on securities	423	644	-	15	10	423	10
Recoveries on historic losses	-	-	-	925	-	-	-
Total non-fundamental non-interest income (F)	$4,483	$1,447	$410	$918	$53	$4,483	$53

Non-interest expense:
Merger Expenses	$6,727	$433	$-	$-	$-	$6,727	$-
FDIC loss share buy-out	-	-	3,849	-	-	-	-
Vacant properties write-downs	-	369	-	1,194	720	-	720
Total non-fundamental non-interest expense (G)	$6,727	$802	$3,849	$1,194	$720	$6,727	$720

ANNUALIZED NET INTEREST MARGIN

Net interest margin: A/C	4.70%	4.75%	4.86%	4.83%	4.81%	4.70%	4.81%
Net interest margin (non-GAAP): B/D	4.32%	4.31%	4.25%	4.24%	4.22%	4.32%	4.22%

Net interest income - FTE (A)	$106,826	$105,315	$105,522	$103,015	$100,030	$106,826	$100,030
Total purchase accounting accretion	7,652	8,659	11,937	11,017	10,730	7,652	10,730
Net interest income - FTE (non-GAAP) (B)	$99,174	$96,656	$93,585	$91,998	$89,300	$99,174	$89,300

Average interest-earning assets (C)	$9,214,498	$8,824,468	$8,646,026	$8,585,955	$8,362,523	$9,214,498	$8,362,523
Average purchase accounting loan discounts	102,906	104,783	115,766	135,172	149,763	102,906	149,763
Average interest-earning assets (non-GAAP) (D)	$9,317,404	$8,929,251	$8,761,792	$8,721,127	$8,512,286	$9,317,404	$8,512,286

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2017	2016	2016	2016	2016

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: A/B	$10.05	$9.45	$9.22	$9.01	$8.75
Tangible book value per common share: (A-C-D)/B	6.96	6.63	6.40	6.18	5.91

Total stockholders' equity (A)	$1,441,568	$1,327,490	$1,296,018	$1,264,915	$1,227,782
End of period common shares outstanding (B)	143,442	140,472	140,490	140,382	140,380
Goodwill (C)	420,941	377,983	377,983	377,983	377,983
Core deposit and other intangibles (D)	21,885	18,311	19,073	19,835	20,597

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: B/A	13.45%	13.53%	13.27%	13.20%	13.07%
Tangible common equity to tangible assets: (B-C-D)/(A-C-D)	9.72%	9.89%	9.60%	9.44%	9.21%
	-	-	-	-	-
Total assets (A)	$10,717,468	$9,808,465	$9,764,238	$9,582,126	$9,397,451
Total stockholders' equity (B)	1,441,568	1,327,490	1,296,018	1,264,915	1,227,782
Goodwill (C)	420,941	377,983	377,983	377,983	377,983
Core deposit and other intangibles (D)	21,885	18,311	19,073	19,835	20,597

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd

Chief Accounting Officer &
Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929